Exhibit 10.23

Equity Interest Pledge Agreement

This Equity Interest Pledge Agreement (the “Agreement”) is entered into by and among the following Parties on February 8, 2018 in Beijing, People’s Republic of China (the “PRC”):

Party A: Tencent Music (Beijing) Co., Ltd. (the “Pledgee”), a wholly foreign-owned enterprise incorporated and existing under the laws of the PRC, with its registered address at Room 303, 3rd Floor of 101, -2nd to 8th Floor, No.7 Building, East Tianchen Road, Chaoyang District, Beijing;

Party B:

Hu Min, a Chinese citizen with Chinese Identification No. [                ]; and

Yang Qihu, a Chinese citizen with Chinese Identification No. [                ] (together with Hu Min hereinafter referred to as a “Pledgor” respectively and as the “Pledgors” collectively);

Party C: Xizang Qiming Music Co., Ltd., a limited liability company incorporated and existing under the laws of the PRC, with its registered address at No.504 Industrial Park Management Committee, Duilong Deqing District, Lhasa, Xizang.

In this Agreement, each of the Pledgee, the Pledgors and Party C shall be referred to as a “Party” respectively or as the “Parties” collectively.

Whereas:

1.	The Pledgors Hu Min and Yang Qihu are Chinese citizens. As of the date of this Agreement, the registered capital of Party C is RMB 10 million, and Hu Min holds 50% equity interests of Party C, representing RMB 5 million of Party C’s registered capital; Yang Qihu holds 50% equity interests of Party C, representing RMB 5 million of Party C’s registered capital. Party C is a limited liability company registered in Xizang, China, and is engaged in the business of “investment in music and internet projects (excluding financial, securities, insurance and futures business); corporate management and planning (projects which shall be approved according to the laws and regulations are subject to approval by relevant departments before business operation)”. Party C hereby acknowledges the rights and obligations of the Pledgors and the Pledgee under this Agreement and intends to provide any necessary assistance in registering the Pledge;

2.	The Pledgee is a wholly foreign-owned enterprise registered in China. The Pledgee and Party C owned by the Pledgors have executed an Exclusive Technical Service Agreement in Beijing (as defined below); the Pledgee, the Pledgors and Party C have executed an Exclusive Option Agreement (as defined below); the Pledgee and each of the Pledgors have executed a Loan Agreement respectively (as defined below); each of the Pledgors has executed a Voting Trust Agreement in favor of the Pledgee (as defined below);

3.	To ensure that Party C and the Pledgors fully perform its or their obligations under the Exclusive Technical Service Agreement, the Exclusive Option Agreement, the Loan Agreement and the Voting Trust Agreement, the Pledgors pledge to the Pledgee all the equity interests they hold in Party C as security for the performance of Party C’ and the Pledgors’ obligations under the Exclusive Technical Service Agreement, the Exclusive Option Agreement, the Loan Agreement and the Voting Trust Agreement.

To perform the terms of the Transaction Documents, the Parties have mutually agreed to execute this Agreement upon the following terms.

1.	Definitions

Unless otherwise provided in this Agreement, the terms below shall have the following meanings:

1.1.	Pledge: means the security interest granted by the Pledgors to the Pledgee pursuant to Section 2 of this Agreement, i.e., the right of the Pledgee to be compensated on a preferential basis with any proceeds received from conversion, auction or sale of the Pledged Equity Interest.

1.2.	Pledged Equity Interest: means 100% of the equity interests in Party C in aggregate held by the Pledgors now, representing RMB 10 million of Party C’s registered capital, and all the future equity rights and interests in Party C held by the Pledgors.

1.3.	Term of Pledge: means the term set forth in Section 3.1 of this Agreement.

1.4.	Transaction Documents: means the Exclusive Technical Service Agreement entered into by and between Party C and the Pledgee on February 8, 2018, in Beijing (the “Exclusive Technical Service Agreement”); the Exclusive Option Agreement entered into by and among the Pledgors, Party C and the Pledgee on 8 February, 2018, in Beijing (the “Exclusive Option Agreement”); the loan agreements entered into by and between the Pledgee and each of the Pledgors Hu Min and Yang Qihu respectively on 8 February, 2018 (the “Loan Agreement”); the voting trust agreement executed by the Pledgors on February 8, 2018, in Beijing (the “Voting Trust Agreement”), and any amendments, revisions and/or restatements to the aforesaid documents.

1.5.	Contractual Obligations: means all the obligations of the Pledgors under the Exclusive Option Agreement, the Voting Trust Agreement and this Agreement, and all the obligations of Party C under the Exclusive Technical Service Agreement, the Exclusive Option Agreement, the Loan Agreement and this Agreement.

1.6.	Secured Indebtedness: means all direct, indirect, consequential losses and losses of anticipated profits suffered by the Pledgee as a result of any Event of Default of the Pledgors and/or Party C, of which the basis for the amount of such losses includes without limitation reasonable business plans and profit forecasts of the Pledgee, the service fees that Party C is obliged to pay under Exclusive Technical Service Agreement, as well as all expenses as incurred by the Pledgee in connection with its enforcement for the performance of Contractual Obligations against the Pledgors and/or Party C.

1.7.	Event of Default: means any circumstances as set forth in Section 7 of this Agreement.

1.8.	Notice of Default: means the notice issued by the Pledgee in accordance with this Agreement declaring an Event of Default.

2.	The Pledge

2.1.	The Pledgors hereby agree to pledge to the Pledgee the Pledged Equity Interest in accordance with this Agreement as security for the performance of the Contractual Obligations and the repayment of the Secured Indebtedness. Party C hereby agrees for the Pledgors to so pledge the Pledged Equity Interest to the Pledgee in accordance with this Agreement.

2.2.	During the Term of Pledge, the Pledgee is entitled to receive any dividends or distributions in respect of the Pledged Equity Interest. With the prior written consent of the Pledgee, the Pledgors may collect such dividends or distributions in respect of the Pledged Equity Interest. Any dividends or distributions received by the Pledgee in respect of the Pledged Equity Interest after deduction of income tax paid by Pledgors shall, upon the Pledgee’s request, (1) be deposited into a bank account designated by the Pledgee, be placed under the custody of the Pledgee, be used as security for the Contractual Obligations and be first applied towards full satisfaction of the Secured Indebtedness; or (2) to the extent permitted by the PRC laws, be unconditionally donated to the Pledgee or any person designated by the Pledgee.

2.3.	With the prior written consent of the Pledgee, the Pledgors may subscribe for capital increase in Party C. Any increase in the capital contributed by the Pledgors to the registered capital of Party C as a result of any capital increase shall also be deemed as the Pledged Equity Interest.

2.4.	In the event that Party C is to be dissolved or liquidated as required by any mandatory rules of the PRC laws, upon the lawful completion of such dissolution or liquidation procedure, any proceeds distributed by Party C to the Pledgors by laws shall, upon the Pledgee’s request, (1) be deposited into a bank account designated by the Pledgee, be placed under the custody of the Pledgee, and be used as security for the Contractual Obligations and be first applied towards full satisfaction of the Secured Indebtedness; or (2) to the extent permitted by the PRC laws, be unconditionally donated to the Pledgee or any person designated by the Pledgee .

3.	Term of Pledge

3.1.	The Pledge shall become effective on such date when the pledge of the Pledged Equity Interest contemplated herein has been registered with the relevant administration for industry and commerce. The Pledge shall be continuously valid until full performance of the Contractual Obligations and full satisfaction of the Secured Indebtedness. The Pledgors and Party C shall, (1) register the Pledge in the shareholders’ register of Party C within 3 business days following the execution of this Agreement, and (2) submit an application to the relevant administration for industry and commerce for the registration of the Pledge contemplated herein within 30 business days following the execution of this Agreement. The Parties covenant that for the purpose of registration of the Pledged Equity Interest, the Parties and other shareholders of Party C shall submit to the administration of industry and commerce this Agreement or an equity interest pledge agreement in the form required by the administration of industry and commerce at the location of Party C which shall truly reflect the information of the Pledge hereunder (the “AIC Pledge Agreement”). For matters not specified in the AIC Pledge Agreement, the parties shall be bound by the provisions of this Agreement. The Pledgors and Party C shall submit all necessary documents and complete all necessary procedures, as required by the PRC laws and regulations and the relevant administration of industry and commerce, to ensure that the Pledge shall be registered as soon as possible after filing.

3.2.	During the Term of Pledge, in the event the Pledgors and/or Party C fail to fulfill the Contractual Obligations or pay the Secured Indebtedness, the Pledgee shall be entitled to, but not be obliged to, exercise the Pledge in accordance with this Agreement.

4.	Custody for Certificates of the Pledge

4.1.	During the Term of Pledge, the Pledgors shall deliver to the Pledgee within one (1) week following the execution of this Agreement the certificate of capital contributions to Party C and the register of shareholders which records the Pledge. The Pledgee will place such documents in custody throughout the entire Term of Pledge specified in this Agreement.

5.	Representations and Warranties of the Pledgors and Party C

The Pledgors and Party C hereby severally and jointly represent and warrant to the Pledgee as of the date hereof as follows:

5.1.	The Pledgors, Hu Min and Yang Qihu, are the legal and beneficial owners of the Pledged Equity Interest.

5.2.	The Pledgors are entitled to dispose of and transfer the Pledged Equity Interest in accordance with this Agreement.

5.3.	Except for the Pledge, the Pledgors have not created any other pledges or other security interest on the Pledged Equity Interest.

5.4.	The Pledgors and Party C have obtained all necessary approvals and consents from government authorities and third parties (if any) in connection with the execution, delivery and performance of this Agreement.

5.5.	The execution, delivery and performance of this Agreement do not (i) result in any violation of any relevant PRC laws; (ii) result in any conflict with the articles of association or other constituent documents of Party C; (iii) result in any breach of any agreement to which it is a party or by which it is bound, or constitute any default under any agreement to which it is a party or by which it is bound; (iv) result in any breach of any permit or license issued or granted to it and/or any condition of the validity thereof; or (v) result in the revocation or suspension of, or imposition of conditions on, any permit or license issued to it.

6.	Undertakings by the Pledgors and Party C

6.1.	During the Term of Pledge, the Pledgors and Party C severally and jointly undertake to the Pledgee that:

6.1.1.	Without the prior written consent of the Pledgee, the Pledgors shall not transfer the Pledged Equity Interest, create or permit to be created any security interest or other encumbrances on the Pledged Equity Interest, except for the performance of the Transaction Documents;

6.1.2.	The Pledgors and Party C shall comply with the provisions of all the laws and regulations relating to the pledge of rights, and shall, within five (5) days upon receipt of any notice, order or recommendation issued or promulgated by the relevant competent authorities regarding the Pledge, present such notice, order or recommendation to the Pledgee, and concurrently comply with such notice, order or recommendation, or object thereto upon the reasonable request or consent of the Pledgee;

6.1.3.	The Pledgors and Party C shall promptly notify the Pledgee of any event or notice received by the Pledgors that may have an impact on the Pledged Equity Interest or any portion thereof, and that may change any undertakings and obligations of the Pledgors hereunder or may have an impact on the fulfillment of any obligations by the Pledgors hereunder.

6.1.4.	Party C shall complete its business term extension registration formalities three (3) months prior to the expiry of its business term such that the validity of this Agreement shall be maintained.

6.2.	The Pledgors agree that the rights granted to the Pledgee in respect of the Pledge hereunder shall not be interrupted or harmed by any legal procedure initiated by the Pledgors, any successors of the Pledgors or their entrusting party or any other persons.

6.3.	The Pledgors undertake to the Pledgee that in order to protect or perfect the security for the Contractual Obligations and the Secured Indebtedness under this Agreement, the Pledgors shall execute in good faith and cause other parties who have interests in the Pledge to execute all the certificates of rights, agreements, and/or perform and procure other parties who have interests in the Pledge to perform acts as required by the Pledgee, facilitate the exercise of the Pledgee’s rights granted hereunder and enter into all relevant documents regarding ownership of the Pledged Equity Interest with the Pledgee or any person (individuals or legal persons) designated by the Pledgee, as well as provide the Pledgee with all notices, orders and decisions regarding the Pledge as required by the Pledgee within a reasonable period of time.

6.4.	The Pledgors hereby undertake to the Pledgee to comply with and perform all the undertakings, representations and warranties and terms hereunder. In the event that the Pledgors fail to perform or fail to fully perform such undertakings, representations and warranties and terms hereunder, the Pledgors shall indemnify the Pledgee against all the losses resulting therefrom.

7.	Event of Default

7.1.	Each of the following circumstances shall constitute an Event of Default:

7.1.1.	The Pledgors breach any of its obligations under the Transaction Documents and/or this Agreement;

7.1.2.	Party C breaches any of its obligations under the Transaction Documents and/or this Agreement.

7.2.	Should there arises any event set forth in Section 7.1 or any circumstance that may result in the foregoing events, the Pledgors and Party C shall immediately notify the Pledgee in writing.

7.3.	Unless an Event of Default set forth in this Section 7.1 has been remedied at the request of the Pledgee within twenty (20) days upon receipt of the notice of the Pledgee to the Pledgors and/or Party C requesting the rectification of such Event of Default, the Pledgee may issue a Notice of Default to the Pledgors in writing at any time thereafter, requesting the exercise of the Pledge in accordance with Section 8 hereof.

8.	Exercise of the Pledge

8.1.	The Pledgee shall issue a Notice of Default to the Pledgors for the exercise of the Pledge.

8.2.	Subject to the provisions of Section 7.3, the Pledgee may exercise its right to dispose of the Pledge at any time after the issuance of the Notice of Default in accordance with Section 8.1. Upon the Pledgee’s exercise of its right to dispose of the Pledge, the Pledgors shall no longer own any right and interest in respect of the Pledged Equity Interest

8.3.	Upon the issuance of the Notice of Default in accordance with Section 8.1, the Pledgee is entitled to exercise all the remedies, rights and powers available to it under the PRC laws, the Transaction Documents and this Agreement, including without limitation to converse, auction or sell the Pledged Equity Interests for prior satisfaction of indebtedness. The Pledgee shall not be held liable for any losses arising from its reasonable exercise of such rights and powers.

8.4.	The proceeds received by the Pledgee as a result of the exercise of the Pledge shall be first applied towards payment of the taxes and expenses payable in connection with the disposal of the Pledged Equity Interest and the performance of the Contractual Obligations and the repayment of the Secured Indebtedness to the Pledgee. Any remaining balance after the deduction of the foregoing payments, if any, shall be returned to the Pledgors or any other person who is entitled to such balance under applicable laws and regulations, or be deposited with the notary public at the place where the Pledgee is located, any costs incurred arising out of such deposit shall be borne by the Pledgors; and to the extent permitted by the PRC laws, the Pledgors shall unconditionally donate such balance to the Pledgee or any person designated by the Pledgee.

8.5.	The Pledgee shall be entitled to elect to exercise, simultaneously or successively, any of its breach of contract remedies; the Pledgee shall not be required to first exercise other breach of contract remedies prior to exercising its right to converse, auction or sell the Pledged Equity Interest hereunder.

8.6.	The Pledgee shall be entitled to designate in writing its legal counsel or other agents to exercise on its behalf the Pledge, and neither the Pledgors nor Party C shall object thereto.

8.7.	When the Pledgee disposes of the Pledge in accordance with this Agreement, the Pledgors and Party C shall provide necessary assistance to the Pledgee for its exercise of the Pledge.

9.	Default Liabilities

9.1.	In the event that the Pledgors or Party C materially breach any provision under this Agreement, the Pledgee is entitled to terminate this Agreement and/or claim damages from the Pledgors or Party C; this Section 9 shall not preclude any other rights entitled to the Pledgee as provided under this Agreement.

9.2.	The Pledgors or Party C may not terminate or cancel this Agreement in any event unless otherwise provided under the laws.

10.	Assignment

10.1.	The Pledgors and Party C shall not donate, transfer or dispose of their rights and obligations under this Agreement without prior written consent of the Pledgee.

10.2.	This Agreement shall be binding upon the Pledgors and its successors and any permitted assignees, and effective upon the Pledgee and each of its successors and assignees.

10.3.	The Pledgee may assign any or all of its rights and obligations under the Transaction Documents and this Agreement to any person designated by it at any time. In this case, the assignee shall enjoy and assume the rights and obligations of the Pledgee under the Transaction Documents and this Agreement as if the assignee were a party hereto.

10.4.	In the event of a change of Pledgee due to assignment, the Pledgors shall, at the request of the Pledgee, execute a new pledge agreement with the new pledgee with the same terms and conditions as this Agreement, and register such new pledge with the relevant administration for industry and commerce.

10.5.	The Pledgors and Party C shall strictly comply with the provisions of this Agreement and other relevant agreements to which any Party is a party, including the Transaction Documents, and perform the obligations thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. Unless with the written instructions of the Pledgee, the Pledgors shall not exercise their remaining rights in respect of the Pledged Equity Interest.

11.	Termination

11.1.	Upon the full and complete performance by the Pledgors and Party C of all of their Contractual Obligations and full satisfaction of the Secured Indebtedness, the Pledgee shall, upon the Pledgors’ request, release the Pledge of the Pledged Equity Interest hereunder and cooperate with the Pledgors in relation to both the deregistration of the Pledge of the Pledged Equity Interest in the shareholders’ register of Party C and the deregistration of the Pledge of the Pledged Equity Interest with the relevant administration of industry and commerce.

11.2.	The provisions under Section 9, Section 13, Section 14 and this Section 11.2 shall survive the termination of this Agreement.

12.	Costs and Other Expenses

All costs and actual expenses arising in connection with this Agreement, including without limitation the legal fees, processing fees, stamp duty, any other taxes and expenses, shall be borne by Party C.

13.	Confidentiality

The Parties acknowledge and confirm that the terms of this Agreement and any oral or written information exchanged among the Parties in connection with the preparation and performance of this Agreement are regarded as confidential information. Each Party shall keep all such confidential information confidential, and shall not, without prior written consent of the other Party, disclose any confidential information to any third parties, except for information: (a) that is or will be available to the public (other than through the unauthorized disclosure to the public by the Party receiving confidential information); (b) that is required to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) that is disclosed by any Party to its shareholders, directors, employees, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, directors, employees, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to the terms set forth in this Section. Disclosure of any confidential information by the shareholders, directors, employees or entities engaged by any Party shall be deemed as disclosure of such confidential information by such Party, which Party shall be held liable for breach of contract.

14.	Governing Law and Disputes Resolution

14.1.	The execution, effectiveness, interpretation, performance, amendment and termination of this Agreement and the resolution of any disputes hereunder shall be governed by the PRC laws.

14.2.	Any disputes arising in connection with the implementation and performance of this Agreement shall be settled through friendly consultations among the Parties, and where such disputes are still unsolved within thirty (30) days upon issuance of the written notice by one Party to the other Parties for consultations, such disputes shall be submitted by either Party to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its arbitration rules. The arbitration shall take place in Beijing. The arbitration award shall be final and binding upon all the Parties.

14.3.	The Parties agree that the arbitral tribunal or the arbitrator shall have the right to award any remedies in accordance with the terms hereunder and applicable PRC laws , including without limitation temporary and permanent injunctive remedies (as required by the business operation of Party C or compulsory transfer of the assets), the specific performance of the Contractual Obligations, the remedies in respect of Party C’s equity interests or real estates, and the liquidation orders against Party C.

14.4.	To the extent permitted by PRC laws, pending the formation of an arbitral tribunal or under the appropriate circumstances, the Parties are entitled to resort to a court of competent jurisdiction for temporary injunctive remedies or other temporary remedies to support the arbitration. In this regard, the Parties reached a consensus that to the extent as permitted by applicable laws, the courts in Hong Kong, the Cayman Islands, the PRC and the place where Party C’s major assets are located shall be deemed to have jurisdiction.

14.5.	Upon the occurrence of any disputes arising from the interpretation and performance of this Agreement or during the pending arbitration of any disputes, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights and perform their respective obligations hereunder.

15.	Notices

15.1.	All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the designated address of such party as listed below. A confirmation copy of each notice shall also be sent by E-mail. The dates on which notices shall be deemed to have been effectively delivered shall be determined as follows:

15.2.	Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively delivered on the date of receipt or refusal at the address specified for notices.

15.3.	Notices given by facsimile transmission shall be deemed effectively delivered on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

15.4.	For the purpose of notification, the addresses of the Parties are as follows:

Party A: Tencent Music (Beijing) Co., Ltd.

Address: Mail Center, 7th Floor, China Technology Exchange Building, No.66 West Road, North 4th Ring Road, Haidian District, Beijing

Attention: Zhao Xiang

Tel: [                ]

E-mail: [                ]

Party B:

Name: Hu Min

Address: 17th Floor, Wanlida Building, Science and Technology Zhongyi Road, Nanshan District, Shenzhen

Tel: [                ]

E-mail: [                ]

Name: Yang Qihu

Address: Mail Center, 7th Floor, China Technology Exchange Building, No.66 West Road, North 4th Ring Road, Haidian District, Beijing

Tel: [                ]

E-mail: [                ]

Party C: Xizang Qiming Music Co., Ltd.

Address: Mail Center, 7th Floor, China Technology Exchange Building, No.66 West Road, North 4th Ring Road, Haidian District, Beijing

Attention: Zhao Xiang

Tel: [                ]

E-mail: [                ]

15.5.	Each Party may at any time change its address for notices by delivering a notice to the other Parties in accordance with this Section.

16.	Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

17.	Effectiveness

17.1.	This Agreement comes into effect upon formal signing by all the Parties.

17.2.	Any amendments, changes and supplements to this Agreement shall be in writing and shall become effective upon signing or stamping by the Parties and completion of the governmental registration procedures (if applicable) in accordance with the regulations.

18.	Language and Counterparts

This Agreement is written in Chinese in five (5) originals, with each of the Pledgee, the Pledgors and Party C holding one original, and the other one original will be submitted for registration.

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IN WITNESS HEREOF, the Parties have caused this Equity Interest Pledge Agreement to be executed by their respective authorized representative on the date first above written.

Party A: Tencent Music (Beijing) Co., Ltd.

/s/ Seal of Tencent Music (Beijing) Co., Ltd.

Signature: /s/ Hu Min

Name: Hu Min

Title: Legal Representative

Party B:

The Pledgor: Hu Min

Signature: /s/ Hu Min

The Pledgor: Yang Qihu

Signature: /s/ Yang Qihu

Party C: Xizang Qiming Music Co., Ltd.

/s/ Seal of Xizang Qiming Music Co., Ltd.

Signature: /s/ Yang Qihu

Name: Yang Qihu

Title: Legal Representative